SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 26, 2011

Colombia Clean Power & Fuels, Inc.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

181 3rd STREET, SUITE 150-B, SAN RAFAEL, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On January 26, 2011, our Board of Directors approved amendments to our employment agreements with Edward P. Mooney, our President, a director and principal shareholder of our company, and Daniel F. Carlson, our Chief Financial Officer and a director.  In addition, the amendment provides for an indemnification agreement between us and the executive.  These amended and restated employment agreements, and the executed indemnification agreements, are included with this report as Exhibits 99.1 through 99.4, inclusive.

Effective January 2011, we entered into a consulting agreement for services to be provided by Graham Chapman, our Chief Operating Officer.  Mr. Chapman provides consulting services to us and our operating subsidiary, and is compensated as our Chief Operating Officer, under the terms of a Consultancy Agreement dated January 1, 2011.  The agreement is with Badger Resources Limited, an entity for which Mr. Chapman is managing director, and it is valid until terminated by one of the parties upon three months’ notice.   We pay a month fee of $15,000 for the consulting services.  Mr. Chapman is required to provide a minimum of 15 days per month in performing the consulting services.  The services provided by Mr. Chapman include review of mine plans and related documentation, review of geologic studies related to our concessions, advising us on potential strategic partners, including mine operators, and potential customers for our future products, and development and implementation of our exploration programs.  A copy of the Consultancy Agreement is attached to this report as Exhibit 99.5.

Item 3.02	Unregistered Sales of Equity Securities

Effective January 26, 2011, we granted 858,334 options each to officers, directors and consultants of our company.  The options were granted under our 2010 Equity Compensation Plan.  The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act, and Rule 506 promulgated thereunder.  Each optionee was an accredited investor at the time of the grant.  Each optionee acknowledged appropriate investment representations with respect to the grants and consented to the imposition of restrictive legends upon the certificates representing the options.  Each grantee had a preexisting relationship with persons representing our company at the time of the transaction.  Each grantee was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.  No selling commissions were paid in connection with these option grants.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 pertaining to the amendment of the employment agreements of Messrs. Mooney and Carlson, and the consulting agreement with Mr. Chapman, is incorporated herein by reference.

On January 26, 2011, our Board of Directors approved the granting of options to purchase shares of our company under our 2010 Equity Compensation Plan.  We granted 250,000 options exercisable at $2.50 per share and 250,000 options exercisable at $5.00 per share to Carlos Soto, President of our Colombian subsidiary.  We also granted 50,000 options exercisable at $2.50 per share and 50,000 options exercisable at $5.00 per share to each of Edward P. Mooney, our President, CEO, a director and principal shareholder, Daniel Carlson, our Chief Financial Officer and a director, and Graham Chapman, our Chief Operating Officer.  Each option was granted for a period of five years and is subject to the following vesting schedule:  25% immediately and 25% on each anniversary of the grant for three years.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement of Edward P. Mooney

99.2	Indemnification Agreement with Edward P. Mooney

99.3	Amended and Restated Employment Agreement of Daniel F. Carlson

99.4	Indemnification Agreement with Daniel F. Carlson

99.5	Consultancy Agreement dated January 1, 2011, with Badger Resources Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Clean Power & Fuels, Inc.

Date: January 31, 2011	By	/s/ Daniel F. Carlson
Daniel F. Carlson, CFO